                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                               CSGP Services, L.P.

     The  undersigned,  desiring to form a limited  partnership  pursuant to the
Delaware Revised Uniform Limited  Partnership Act, 6 Delaware Code,  Chapter 17,
does hereby certify as follows:

     I.   The name of the limited partnership is CSGP Services, L.P.

     II.  The  address  of the  Partnership's  registered  office  shall be: The
          Corporation Trust Company, 1209 Orange Street,  Wilmington,  County of
          New Castle,  Delaware. The name of the Partnership's  registered agent for service of process shall be: The Corporation  Trust Company,  1209
          Orange Street, Wilmington, New Castle County, Delaware.

     III. The name and mailing address of the general partner is as follows:

                  NAME                  ADDRESS

         CSGP General, LLC          139 East 4th Street
                                    Cincinnati, Ohio 45202

IN WITNESS  WHEREOF,  the undersigned  has executed this  Certificate of Limited
Partnership of CSGP Services, L.P., as of April 6, 2001.

                                     CSGP GENERAL, LLC
                                     (Its General Partner)

                                     By: /s/ Jerome A. Vennemann
                                         ------------------------
                                            Authorized Officer